CHRISTOPHER A. MARTIN
COUNSEL
PHONE:  (314) 444-0499
Fax:    (314) 444-0510


                              February 27, 1997



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

                              RE:   GENERAL AMERICAN LIFE INSURANCE COMPANY
                               SEPARATE ACCOUNT ELEVEN
                               (VGSP, SEC FILE #33-48550)



Dear Sir or Madam:

As Counsel for General American Life Insurance Company Separate Account Eleven (VGSP, SEC File #33-48550) ("Registrant"), it is my opinion that the units sold by Registrant were legally issued, fully paid, and nonassessable. I hereby consent to the use of this opinion in Registrant's Form 24f-2 Annual Notice of Securities Sold Pursuant to Rule 24f-2 filing.

                                    Sincerely,

                                    /s/ Christopher A. Martin

                                    Christopher A. Martin










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